EXHIBIT A

FUNDS                                                          EFFECTIVE DATE
First Trust Developed Markets Ex-US AlphaDEX(R) Fund           April 8, 2011
First Trust Emerging Markets AlphaDEX(R) Fund                  April 8, 2011
First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund             April 8, 2011
First Trust Europe AlphaDEX(R) Fund                            April 8, 2011
First Trust Latin America AlphaDEX(R) Fund                     April 8, 2011
First Trust Brazil AlphaDEX(R) Fund                            April 8, 2011
First Trust China AlphaDEX(R) Fund                             April 8, 2011
First Trust Japan AlphaDEX(R) Fund                             April 8, 2011
First Trust South Korea AlphaDEX(R) Fund                       April 8, 2011
First Trust Australia AlphaDEX(R) Fund                         February 10, 2012
First Trust Canada AlphaDEX(R) Fund                            February 10, 2012
First Trust Germany AlphaDEX(R) Fund                           February 10, 2012
First Trust Hong Kong AlphaDEX(R) Fund                         February 10, 2012
First Trust Switzerland AlphaDEX(R) Fund                       February 10, 2012
First Trust Taiwan AlphaDEX(R) Fund                            February 10, 2012
First Trust United Kingdom AlphaDEX(R) Fund                    February 10, 2012
First Trust Developed Markets Small Cap AlphaDEX(R) Fund       February 10, 2012
First Trust Emerging Markets Small Cap AlphaDEX(R) Fund        February 10, 2012
First Trust Eurozone AlphaDEX(R) ETF